Exhibit 10.38

SECOND AMENDMENT TO

STOCKHOLDERS’ AGREEMENT DATED FEBRUARY 2, 2021

This Second Amendment (this “Second Amendment”) to the Stockholders’ Agreement, dated as of December 19, 2019 (the “Agreement”), by and among KLDiscovery Inc. (formerly known as Pivotal Acquisition Corp.), a Delaware corporation (the “Company”), CEOF II DE I AIV, L.P., a Delaware limited partnership (“CEOF AIV”), CEOF II Coinvestment (DE), L.P., a Delaware limited partnership (“CEOF Coinvest”), CEOF II Coinvestment B (DE), L.P., a Delaware limited partnership (“CEOF Coinvest B”), and Revolution Growth III, LP, a Delaware limited partnership (“Revolution” and, together with CEOF AIV, CEOF Coinvest and CEOF Coinvest B, the “LD Topco Holders”) and the original Amendment dated March 23, 2020 between the parties (“First Amendment”), is entered into as of February 2, 2021 (the “Amendment Date”), by and among the Company and the LD Topco Holders.  All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the parties amended the Agreement through the provisions of the First Amendment by, amongst other matters, increasing the permitted size of the Board of Directors of the Company to nine (9) members; and

WHEREAS, the parties believe it to be in the best interests of the Company to increase the size of the Board of Directors of the Company to ten (10) members; and

WHEREAS, the parties to the Agreement desire to amend the Agreement as expressly provided in this Second Amendment pursuant to Section 16 of the Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1.Amendment to Section 1(b).  Section 1(b) of the Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Agreement with the following:

“The Company has taken actions such that, as of the Amendment Date: (i) the size of the Board is set at ten members; and (ii) (A) Donna Morea, Jonathan J. Ledecky, Evan Morgan and Lauren Tanenbaum are serving as Class B Directors with terms ending at the Company’s 2021 Annual Meeting; (B) Christopher J. Weiler, Ian Fujiyama and William Darman are serving as Class C Directors with terms ending at the Company’s 2022 Annual Meeting; and (C) Richard J. Williams, Lawrence Prior and Kevin Griffin are serving as Class A Directors with terms ending at the Company’s 2023 Annual Meeting, having been re-appointed at the Company’s 2020 Annual Meeting”.

2.Amendment to Section 1(c).  Section 1(c) of the Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Agreement with the following:

“(c)	Subject to the terms and conditions of this Agreement, until a Termination Event shall have occurred, the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the shareholders and recommending, supporting and soliciting proxies), so that:
(i)

for so long as the LD Topco Holders (together with their Affiliates) Beneficially Own a number of shares of Common Stock equal to or greater than 65% of the total number of shares of Common Stock acquired by the LD Topco Holders on the date hereof, the LD Topco Holders holding a majority of the LD Topco Shares shall have the right to nominate, in the aggregate, a number of Nominees equal to six (less the number of LD Topco Directors who are not up for election), and the size of the Board shall be set at ten members;

(ii)

for so long as the LD Topco Holders (together with their Affiliates) Beneficially Own a number of shares of Common Stock equal to or greater than 35% of the total number of shares of Common Stock acquired by the LD Topco Holders on the date hereof, but less than 65% of the total number of shares of Common Stock acquired by the LD Topco Holders on the date hereof, the LD Topco Holders holding a majority of the LD Topco Shares shall have the right to nominate, in the aggregate, a number of Nominees equal to three (less the number of LD Topco Directors who are then serving but not up for election), and the size of the Board shall be set at ten members; and

(iii)

for so long as the LD Topco Holders (together with their Affiliates) Beneficially Own a number of shares of Common Stock equal to or greater than 10% of the total number of shares of Common Stock acquired by the LD Topco Holders on the date hereof but less than 35% of the total number of shares of Common Stock acquired by the LD Topco Holders on the date hereof, the LD Topco Holders holding a majority of the LD Topco Shares shall have the right to nominate, in the aggregate, a number of Nominees equal to one (less the number of LD Topco Directors who are then serving but not up for election), and the size of the Board shall be set at ten members;

provided, that, no reduction in the number of shares of Common Stock over which the LD Topco Holders and their Affiliates retain voting control shall shorten the term of any incumbent Director.”

3.LD Topco Holders Approval.  The LD Topco Holders hereby consent to the actions taken by the Company to increase the size of the Board as contemplated in this Second Amendment.  For the avoidance of doubt, as of the Amendment Date, (a) the LD Topco Holders have not designated any Nominee in connection with a stockholder meeting and (b) as a result, no LD Topco Director yet exists.

4.Remaining Provision; References.  Except as expressly modified by this Second Amendment, the Agreement shall remain in full force and effect. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Agreement,” “thereunder,” “thereof” or words of like import referring to the Agreement, means and references the Agreement as amended by this Second Amendment.

5.Miscellaneous.  Sections 8 (No Strict Construction), 11 (Counterparts), 12 (Governing Law), 13 (Jurisdiction; WAIVER OF TRIAL BY JURY) and 16 (Amendment and Waiver) of the Agreement shall apply to this Second Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed as of the date first above written.

KLDISCOVERY INC.

/s/ Dawn Wilson

By: _________________________________

Name: Dawn Wilson

Title: CFO

CEOF II DE I AIV, L.P.

By: CEOF II DE AIV GP, L.P., its general partner

By: CEOF II DE GP AIV, L.L.C., its general partner

/s/ Ian Fujiyama

By: _________________________________

Name: Ian Fujiyama

Title:Managing Director

CEOF II COINVESTMENT (DE), L.P.

By: CEOF II DE AIV GP, L.P., its general partner

By: CEOF II DE GP AIV, L.L.C., its general partner

/s/ Ian Fujiyama

By: _________________________________

Name:Ian Fujiyama

Title:Managing Director

CEOF II COINVESTMENT B (DE), L.P.

By: CEOF II DE AIV GP, L.P., its general partner

By: CEOF II DE GP AIV, L.L.C., its general partner

/s/ Ian Fujiyama

By: _________________________________

Name:Ian Fujiyama

Title:Managing Director

[Signature Page to Second Amendment to Stockholders’ Agreement]

REVOLUTION GROWTH III, LP

By: Revolution Growth GP III, L.P., its general partner

By: Revolution Growth UGP III, LLC, its general partner

/s/Steven J. Murray

By: _________________________________

Name:Steven J. Murray

Title:Operating Manager

[Signature Page to Second Amendment to Stockholders’ Agreement]